
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      88,071,869
<SECURITIES>                                         0
<RECEIVABLES>                                  346,710<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              90,083,808<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                90,083,808<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,301,127<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             6,059,700
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,758,573)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,758,573)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,758,573)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $305,786 and due from DWR of $40,924.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $1,665,229.
<F3>Liabilities include redemptions payable of $2,191,773, accrued management fees of $298,465, common administrative expenses payable of $163,037, accrued brokerage commisssions of $78,120 and accrued transaction fees and costs of $4,490.
<F4>Total revenue includes realized trading revenue of $(289,827), net change in unrealized of $1,595,086 and interest income of $2,995,868.

